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                                                             EXHIBIT 15.1






                     Report of Independent Accountants
                     ---------------------------------



To the Board of Directors and Shareholder of Toyota Motor Credit Corporation

We have reviewed the accompanying consolidated balance sheets of Toyota Motor Credit Corporation and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income for each of the three-month and nine-month periods ended December 31, 2002 and 2001 and the consolidated statements of shareholder's equity and of cash flows for the nine-month periods ended December 31, 2002 and 2001. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of March 31, 2002, and the related consolidated statements of income, of shareholder's equity, and of cash flows for the year then ended (not presented herein), and in our report dated April 10, 2002 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet information as of March 31, 2002, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.




/S/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
January 13, 2003